NEWS BULLETIN

For Further Information:

AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro Chairman & CEO (312) 346-8100	Leslie Loyet Analysts/Investors (312) 640-6672 lloyet@frbir.com	Tim Grace Media Inquires (312) 640-6667 tgrace@frbir.com

FOR IMMEDIATE RELEASE	NYSE: ORI
THURSDAY, JULY 24, 2008

OLD REPUBLIC REPORTS LOSS FOR SECOND QUARTER AND FIRST HALF 2008

CHICAGO - July 24, 2008 - Old Republic International Corporation (NYSE: ORI), today reported the following results for the second quarter and first half of 2008:

Financial Highlights
(unaudited; amounts in millions except per share data and percentages)

	Quarters Ended June 30,			Six Months Ended June 30,
	2008	2007	Change	2008	2007	Change
Operating Revenues	$937.4	$1,018.9	-8.0%	$1,888.1	$1,989.8	-5.1%
Net Operating Income (Loss)	(49.9)	106.4	-146.9	(69.6)	212.3	-132.8
Net Income (Loss)	$(45.4)	$115.1	-139.5%	$(64.5)	$222.9	-129.0%
Diluted Earnings Per Share:
Net Operating Income (Loss)	$(0.22)	$0.45	-148.9%	$(0.30)	$0.91	-133.0%
Net Income (Loss)	$(0.20)	$0.49	-140.8%	$(0.28)	$0.95	-129.5%

Cash Dividends Per Share	$0.17	$0.16	6.3%	$0.33	$0.31	6.5%
Book Value Per Share				$17.59	$19.51	-9.8%

Old Republic’s consolidated operating results, which exclude net realized investment gains, declined significantly in this year’s second quarter and first half. The reduced performance stemmed from continued weakness in the Company’s housing-related mortgage guaranty and title insurance lines. Management believes that the substantial dislocations that have enveloped all businesses with housing and mortgage-lending exposures are likely to exert negative pressures on earnings well into 2009. These lowered expectations aside, the Company’s strong financial underpinnings and the overall earnings sustainability of its general insurance business should provide necessary earnings support and capital management flexibility for the anticipated resumption of positive operating earnings trends in 2010 and beyond.

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The year-over-year decline in book value per share stemmed from the reduction in net income, cash outlays for dividends to shareholders, and from currently lower securities market valuations for fixed maturity and equity investments.

Consolidated Results – The major components of Old Republic’s consolidated results were as follows for the periods shown:

Quarters Ended June 30,	Six Months Ended June 30,
2008	2007	Change	2008	2007	Change

Operating revenues:
General insurance	$561.3	$612.2	-8.3%	$1,142.9	$1,202.0	-4.9%
Mortgage guaranty	173.6	147.0	18.1	346.1	286.4	20.8
Title insurance	179.3	236.5	-24.2	346.4	453.7	-23.6
Corporate and other	22.9	23.1		52.5	47.6
Total	$937.4	$1,018.9	-8.0%	$1,888.1	$1,989.8	-5.1%
Pretax operating income (loss):
General insurance	$56.3	$108.7	-48.2%	$146.1	$211.7	-31.0%
Mortgage guaranty	(140.7)	36.8	-481.6	(263.1)	85.1	-408.8
Title insurance	(4.5)	3.6	-223.7	(17.2)	4.3	-493.2
Corporate and other	1.4	4.5		6.0	5.2
Sub-total	(87.5)	153.8	-156.9	(128.1)	306.5	-141.8
Realized investment gains (losses):
From sales	6.8	13.3		7.7	16.3
From impairments	-	-		-	-
Net realized investment gains	6.8	13.3		7.7	16.3
Consolidated pretax income (loss)	(80.7)	167.2	-148.3	(120.4)	322.9	-137.3
Income taxes (credits)	(35.2)	52.0	-167.7	(55.8)	99.9	-155.9
Net income (loss)	$(45.4)	$115.1	-139.5%	$(64.5)	$222.9	-129.0%

Consolidated underwriting ratio:
Benefits and claims ratio	82.0%	51.4%	79.3%	50.0%
Expense ratio	39.1	41.5	39.1	42.5
Composite ratio	121.1%	92.9%	118.4%	92.5%

Components of diluted earnings per share:
Net operating income (loss)	$(0.22)	$0.45	-148.9%	$(0.30)	$0.91	-133.0%
Net realized investment gains	0.02	0.04		0.02	0.04
Net income (loss)	$(0.20)	$0.49	-140.8%	$(0.28)	$0.95	-129.5%

Note: In this and all other tables and statements, dollar amounts are stated in millions, except per share data.
N/M = not meaningful

The above table shows both operating and net income to highlight the effects of realized investment gain or loss recognition and any non-recurring items on period-to-period comparisons. Operating income, however, does not replace net income computed in accordance with Generally Accepted Accounting Principles (“GAAP”) as a measure of total profitability.

The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs for impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time, can distort the comparability of the Company’s results from period to period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s basic business results.

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General Insurance Results – First half 2008 general insurance earnings were mainly affected by moderately lower earned premiums and the higher claim ratios shown in the following table:
General Insurance Group
Quarters Ended June 30,	Six Months Ended June 30,
	2008	2007	Change	2008	2007	Change
Net premiums earned	$494.2	$540.1	-8.5%	$1,007.0	$1,061.9	-5.2%
Net investment income	62.6	64.7	-3.1	127.1	127.5	-0.3
Pretax operating income	$56.3	$108.7	-48.2%	$146.1	$211.7	-31.0%

Claims ratio	76.0%	67.3%	72.9%	66.0%
Expense ratio	24.5	23.6	24.5	25.2
Composite ratio	100.5%	90.9%	97.4%	91.2%

Earned premiums trended lower in this year’s first six months. A moderately declining rate environment for most commercial insurance prices in the past 30 months or so has hindered meaningful additions to Old Republic’s premium base. For the first six months of 2008, the slightly lower top line was accompanied by increases in the claims ratios shown in the above table. These ratios compare to an average of 66.8 percent for the five most recent calendar years. This year’s higher claims ratio is attributable to the combination of greater loss costs for most insurance coverages and the effect of the above noted moderate premium rate decline. The increased loss ratios, however, were most accentuated for Old Republic’s consumer credit indemnity and general aviation coverages.

Expense-wise, the lower ratio for this year’s first half compared favorably with the 25.2 percent registered in the same period last year, and the average of 24.8 percent for the five years through 2007. The slight decline in 2008 reflects temporary or cycle-related differences in volume contributions from insurance coverages experiencing varying year-over-year production volumes and expense content. In the near term, however, these differences should attenuate and trend toward longer term averages.

General Insurance Group net investment income reflects lower investment yields on a greater invested asset base.

Mortgage Guaranty Results – A continued rise in claim costs, driven mainly by higher mortgage loan delinquencies and claim severity, more than offset strong double digit increases in net premiums earned for this year’s first half. As a consequence, pretax operating results were unprofitable for the fourth consecutive quarter. Key indicators of this cyclical reversal in profitability for Old Republic’s second largest business segment are shown below and in the accompanying statistical exhibit.

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Mortgage Guaranty Group
Quarters Ended June 30,	Six Months Ended June 30,
	2008	2007	Change	2008	2007	Change
Net premiums earned	$149.1	$125.0	19.3%	$296.7	$243.0	22.1%
Net investment income	21.4	19.0	12.6	42.9	37.9	13.2
Pretax operating income (loss)	$(140.7)	$36.8	-481.6%	$(263.1)	$85.1	-408.8%

Claims ratio	192.5%	65.9%	186.9%	60.3%
Expense ratio	16.2	19.8	16.3	20.3
Composite ratio	208.7%	85.7%	203.2%	80.6%

Mortgage guaranty premium growth in this year’s second quarter and first half was mostly due to a 31.6 percent increase in traditional primary risk in force at June 30, 2008 vis-à-vis the same period of 2007. This increase stems from rising new insurance writings during the most recent four quarters as a result of greater market demand for traditional primary coverage and from higher business persistency (79.9 percent on an annualized basis as of June 2008 versus 74.7 percent as of June 2007.)

The unprecedented cyclical downturn in housing and related mortgage finance industries affecting this Old Republic segment since 2007, however, contributed to the above noted offsetting impact of higher claim costs. Such costs reflect the combination of unfavorable loan default trends, greater claim severity caused by the larger insured loan values of recent years, and lessened opportunities to mitigate reported claims. Inflated inventories of unsold homes, weakening home values, and a more restrictive credit environment are main causes for the reduced mitigation opportunities.

The disparity between paid and incurred loss ratios shown in the above table stems from much greater claim reserve provisions which accounted for 132.5 loss ratio points in this year’s second quarter, compared to just 28.9 loss ratio points in the same quarter of 2007. For the first half, claim reserve provisions produced increases of 129.4 and 24.1 loss ratio points in 2008 and 2007, respectively. For all of 2007 reserve increases accounted for 76.3 points of that year’s loss ratio of 118.8 percent. As of June 30, 2008, net claim reserves of $1.02 billion were approximately 234 percent higher than they were twelve months earlier, and 60 percent greater than the amount posted at year end 2007.

The lower production and operating expense ratios for this year’s second quarter and first half continued to be a bright spot in operating trends as greater premium volume has not been accompanied by a corresponding increase in fixed operating costs. The beneficial effect of these relatively lower costs and the above-noted increase in earned premiums on bottom line results, however, was fully offset by the more severe impact of greater claim costs.

In combination, the above-cited factors have led to the higher composite ratios shown in the preceding table. Underlining the extreme severity of the current cyclical downturn in the housing and mortgage lending fields, these ratios compare with an average of 74.0 percent registered during the five years ended December 31, 2007.

Underwriting results notwithstanding, Old Republic’s Mortgage Guaranty segment continued to post strong operating cash flows. These have been additive to a very liquid invested asset base which reached $1.95 billion as of June 30, 2008, up 19.9 percent from the level registered one year earlier. The greater invested asset base was mainly responsible for the investment income growth posted for the periods reported upon.

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Title Insurance Results – Old Republic’s title insurance business registered an operating loss for this year’s first half. Key operating performance indicators are shown in the following table:
Title Insurance Group
Quarters Ended June 30,	Six Months Ended June 30,
	2008	2007	Change	2008	2007	Change
Net premiums and fees earned	$172.9	$229.5	-24.6%	$333.7	$439.6	-24.1%
Net investment income	6.3	6.8	-6.3	12.8	13.5	-5.3
Pretax operating income (loss)	$(4.5)	$3.6	-223.7%	$(17.2)	$4.3	-493.2%

Claims ratio	6.8%	6.4%	6.9%	6.2%
Expense ratio	99.4	94.7	101.9	95.7
Composite ratio	106.2%	101.1%	108.8%	101.9%

The ongoing cyclical downturn in the housing and related mortgage lending sectors of the U.S. economy led to further year-over-year reductions of premium and fee revenues for the Company’s title segment. Direct production facilities in the Western United States continued to sustain the greatest adverse effects of this downturn. Claims ratios in 2008 have trended slightly higher as they did for all of 2007. While overall 2008 production and operating expenses have dropped significantly, the decline continues to be insufficient to counter the larger reduction in title premium and fees revenues.

Corporate and Other Operations – The Company’s small life and health insurance business and the net costs associated with the parent holding company and internal services subsidiaries produced a greater gain in this year’s first half. Period-to-period variations in the results of these relatively minor elements of Old Republic’s operations usually stem from the volatility inherent to the small scale of its life and health business, fluctuations in the costs of external debt, and net interest on intra-system financing arrangements.

Cash, Invested Assets, and Shareholders’ Equity – The following table reflects Old Republic’s consolidated cash and invested assets as well as shareholders’ equity at the dates shown:
% Change
June 2008	December 2007	June 2007	June ‘08/ Dec ‘07	June ‘08/ June ‘07
Cash and invested assets at fair value	$8,691.0	$8,924.0	$8,407.4	-2.6%	3.4%

Shareholders’ equity:
Total	$4,058.9	$4,541.6	$4,517.6	-10.6%	-10.2%
Per common share	$17.59	$19.71	$19.51	-10.8%	-9.8%

Composition of shareholders’ equity per share:
Equity before items below	$18.71	$19.31	$19.39	-3.1%	-3.5%
Unrealized investment gains or losses and other accumulated comprehensive income	(1.12)	0.40	0.12
Total	$17.59	$19.71	$19.51	-10.8%	-9.8%

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Consolidated cash flow from operating activities amounted to $328.8 million for the first half of 2008 versus $404.8 million for the same period in 2007. Excluding the effects of cumulative unrealized gains or losses, the cash and invested asset base grew by 2.8 percent to $9.05 billion between year-end 2007 and June 30th of this year, and by 8.4 percent for the fiscal twelve months ended on the latter date.

The investment portfolio reflects a current allocation of approximately 87 percent to fixed-maturity securities and 6 percent to equities. As has been the case for many years, Old Republic’s invested assets are managed in consideration of enterprise-wide risk management objectives intended to assure solid funding of its subsidiaries’ long-term obligations to insurance policyholders and other beneficiaries. Consequently, it contains little or no insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations (“CDO’s”), derivatives, junk bonds, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging transactions nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous counter-party risk attributes.

Substantially all changes in the shareholders’ equity account reflect the Company’s net earnings or losses, dividend payments to shareholders, and changes in market valuations of invested assets for the periods reported upon. A summary of all such changes in book value per share follows:

Shareholders’ Equity Per Share
Quarter Ended June 30, 2008	Six Months Ended June 30, 2008	Fiscal Twelve Months Ended June 30, 2008
Beginning book value per share	$18.99	$19.71	$19.51
Changes in shareholders’ equity for the periods:
Net operating loss	(0.22)	(0.30)	(0.23)
Net realized investment gains (losses)	0.02	0.02	0.17
Net unrealized investment gains (losses)	(1.03)	(1.51)	(1.32)
Cash dividends	(0.17)	(0.33)	(0.65)
Treasury stock acquired	-	-	0.01
Stock issuance, foreign exchange, and other transactions	-	-	0.10
Net change	(1.40)	(2.12)	(1.92)
Ending book value per share	$17.59	$17.59	$17.59

As indicated in the following table, Old Republic’s significant investments in the stocks of two leading publicly held mortgage guaranty businesses (MGIC Investment Corp. and The PMI Group) and that of a national title insurer (LandAmerica Financial Group) account for a substantial portion of the total unrealized investment losses reflected in the above summary. Such losses represent the net difference between original cost and quarter-end market values of the investments. These differences have been recognized for each reporting period as part of the Company’s statement of comprehensive income and in the shareholders’ equity account. Unrealized depreciation of these three holdings for the quarter, six months, and fiscal twelve months ended June 30, 2008 accounted for approximately 42 percent, 69 percent, and 90 percent, respectively, of the total portfolio unrealized depreciation sustained by the Company. The aggregate cost, market value, latest underlying equity values reported by the investees, and the effect of market value-based unrealized losses on Old Republic’s book value per share and on the statement of comprehensive income or loss are shown below.

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Values of Three Significant Investments
As of
June 30, 2008	March 31, 2008	December 31, 2007
Total value of the three investments:	Original cost	$509.8	$496.8	$435.7
	Market value	128.9	231.0	383.6
	Underlying equity(*)	$721.2	$689.2	$699.6

Quarter Ended June 30, 2008	Six Months Ended June 30, 2008	Fiscal Twelve Months Ended June 30, 2008
Unrealized (depreciation) and effect on comprehensive income based on market values:	Total:
	Pretax	$(115.1)	$(328.8)	$(380.9)
	Post-tax	(100.5)	(239.4)	(273.3)
	Per share:
	For the period	(0.43)	$(1.03)	$(1.19)
	End of period	$(1.19)

(*) Underlying equity based on latest reports (usually lagging by one quarter) issued by investees.

The three holdings are categorized as temporarily impaired. They were acquired as passive long-term investment additions to two core segments of Old Republic’s business. Their acquisitions between the second half of 2007 and early 2008 were also made in the general context of the Company’s buy and hold investment strategy and in anticipation of a 2010 turn-around in the mortgage lending and housing markets.

When making evaluations of other-than-temporary impairments of equity and other securities, management considers the Company’s ability and intent to retain its investment for a period sufficient to recover their cost and to obtain a competitive long-term total return on such holdings. It also considers the effects of economic cycles, of specific market conditions relative to the industry or operations of the investees, the latter’s book values and trends therein (both of which are considered to be more indicative of the long-term intrinsic values of financial sector investees than current market quotations), and of their continued acceptability as going concern insurance providers by the U.S. government supported enterprises they serve (Fannie Mae and Freddie Mac). In management’s judgment, the currently negative market valuations of companies operating in the housing and mortgage-related sectors of the American economy have been impacted significantly by the cyclical macroeconomic conditions affecting these sectors. The combination of Old Republic’s necessary long term orientation in the management of its business, its ability to hold these securities for the long haul by virtue of the highly liquid quality and asset/liability-matched character of its investment portfolio, its commitment to the mortgage guaranty and title insurance segments through cyclical highs and lows, and the strategic importance of these segments to the Company’s insurance lines of business diversification is determinative of their continued categorization as temporarily impaired securities. A categorization change to other than temporary impairment for the periods covered by this report would simply result in the inclusion of the net of tax unrealized losses in the income statement but would have no effect on Old Republic’s shareholders’ equity account or statement of comprehensive income.

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Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today to discuss its second quarter 2008 performance and to review major operating trends and business developments. To access this call, please log on to www.oldrepublic.com 15 minutes before the call to download the necessary software.

Investors may access a replay of the call by dialing 888-203-1112, passcode 2045356, which will be available through July 31, 2008. The replay will also be available on Old Republic International’s website through August 24, 2008.

About Old Republic
Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property & liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $13.10 billion and shareholders’ equity of $4.05 billion or $17.59 per share. Its current stock market valuation is approximately $2.7 billion, or $11.80 per share.

The nature of Old Republic’s business demands that it be managed for the long run. For the 25 years ended in 2007, the Company’s total market return, with dividends reinvested, has grown at a compounded annual rate of 12.8 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 12.7 percent annual compound rate. During those years, Old Republic’s shareholders’ equity account, inclusive of cash dividends, has risen at an average annual rate of 13.5 percent per share, and the regular cash dividend has grown at a 10.2 percent annual compound rate. According to the most recent edition of Mergent’s Dividend Achievers, Old Republic is one of just 120 companies, out of 10,000-plus publicly held corporations, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:

•	Summary Financial Statements and Common Stock Statistics
•	Segmented Operating Summary
•	Segmented Operating Statistics
•	Notes and Safe Harbor Statement

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Old Republic International Corporation
Financial Summary (Unaudited)

	June 30,	December 31,	June 30,
SUMMARY BALANCE SHEETS:	2008	2007	2007
Assets:
Cash and fixed maturity securities	$8,019.6	$7,900.3	$7,523.9
Equity securities	521.0	842.1	714.5
Other invested assets	150.2	181.6	168.8
Cash and invested assets	8,691.0	8,924.0	8,407.4
Accounts and premiums receivable	857.3	880.3	847.5
Federal income tax recoverable: current	4.8	6.2	15.2
Reinsurance balances recoverable	2,368.8	2,259.3	2,202.9
Prepaid federal income taxes	501.3	536.5	536.5
Sundry assets	681.2	684.0	695.7
Total	$13,104.5	$13,290.6	$12,705.5
Liabilities and Shareholders’ Equity:
Policy liabilities	$1,358.8	$1,372.4	$1,388.9
Benefit and claim reserves	6,762.7	6,231.1	5,698.0
Federal income tax payable: Current	-	-	-
Deferred	188.2	417.7	465.5
Debt	66.3	64.1	23.8
Sundry liabilities	669.3	663.5	611.4
Shareholders’ equity	4,058.9	4,541.6	4,517.6
Total	$13,104.5	$13,290.6	$12,705.5

	Quarters Ended		Six Months Ended		Fiscal Twelve Months Ended
SUMMARY INCOME STATEMENTS:	June 30,		June 30,		June 30,
	2008	2007	2008	2007	2008	2007
Net premiums and fees earned	$835.5	$913.2	$1,682.2	$1,783.0	$3,500.4	$3,491.3
Net investment income	93.1	93.7	188.4	185.2	383.1	361.5
Net realized investment gains	6.8	13.3	7.7	16.3	61.8	19.6
Other income	8.6	12.0	17.4	21.5	35.3	36.0
Total revenues	944.2	1,032.2	1,895.8	2,006.2	3,980.7	3,908.5
Benefits and claims	685.5	469.0	1,333.9	891.4	2,608.7	1,691.6
Sales and other expenses	339.4	395.9	682.3	791.9	1,436.8	1,572.2
Total expenses	1,024.9	865.0	2,016.2	1,683.3	4,045.5	3,263.9
Revenues, net of expenses	(80.7)	167.2	(120.4)	322.9	(64.8)	644.6
Income taxes (credits)	(35.2)	52.0	(55.8)	99.9	(49.8)	200.9
Net income (loss)	$(45.4)	$115.1	$(64.5)	$222.9	$(15.0)	$443.6

COMMON STOCK STATISTICS (a):
Net income (loss): Basic	$(.20)	$.50	$(.28)	$.96	$(.06)	$1.92
Diluted	$(.20)	$.49	$(.28)	$.95	$(.06)	$1.90
Components of earnings per share:
Basic, net operating income (loss)	$(.22)	$.46	$(.30)	$.92	$(.23)	$1.86
Realized investment gains	.02	.04	.02	.04	.17	.06
Basic net income (loss)	$(.20)	$.50	$(.28)	$.96	$(.06)	$1.92
Diluted, net operating income (loss)	$(.22)	$.45	$(.30)	$.91	$(.23)	$1.84
Realized investment gains	.02	.04	.02	.04	.17	.06
Diluted net income (loss)	$(.20)	$.49	$(.28)	$.95	$(.06)	$1.90

Cash dividends on common stock	$.17	$.16	$.33	$.31	$.65	$.61
Book value per share					$17.59	$19.51

Common shares outstanding:
Average basic	230,702,352	231,558,161	230,692,358	231,551,981	230,830,812	231,088,155
Average diluted	230,702,352	233,556,032	230,692,358	233,668,853	231,317,818	233,520,662
Actual, end of period					230,717,693	231,568,599

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):

Net income (loss) as reported	$(45.4)	$115.1	$(64.5)	$222.9	$(15.0)	$443.6
Post-tax unrealized gains (losses)
net of realized gains (losses)	(238.2)	(47.8)	(347.6)	(30.4)	(304.7)	75.9
Foreign currency adjustments	.6	10.8	(4.7)	11.4	4.6	4.8
Other adjustments	.1	.4	.2	.8	14.4	(10.2)
Net adjustments	(237.4)	(36.5)	(352.1)	(18.0)	(285.6)	70.5
Comprehensive income (loss)	$(282.9)	$78.5	$(416.6)	$204.8	$(300.7)	$514.2

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Old Republic International Corporation
Segmented Operating Summary (Unaudited)

Net							Pretax	Composite
Premiums	Net				Sales &		Operating	Under-
& Fees	Investment	Other	Operating	Benefits	Other	Total	Income	writing
Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended June 30, 2008

General	$494.2	$62.6	$4.4	$561.3	$375.7	$129.3	$505.0	$56.3	100.5%
Mortgage	149.1	21.4	3.0	173.6	287.2	27.1	314.4	(140.7)	208.7
Title	172.9	6.3	-	179.3	11.7	172.1	183.9	(4.5)	106.2
Other	19.1	2.6	1.1	22.9	10.8	10.7	21.5	1.4	-
Consolidated	$835.5	$93.1	$8.6	$937.4	$685.5	$339.4	$1,024.9	$(87.5)	121.1%

Quarter Ended June 30, 2007

General	$540.1	$64.7	$7.3	$612.2	$363.6	$139.7	$503.4	$108.7	90.9%
Mortgage	125.0	19.0	2.9	147.0	82.4	27.7	110.1	36.8	85.7
Title	229.5	6.8	.2	236.5	14.6	218.2	232.8	3.6	101.1
Other	18.4	3.1	1.5	23.1	8.3	10.2	18.6	4.5	-
Consolidated	$913.2	$93.7	$12.0	$1,018.9	$469.0	$395.9	$865.0	$153.8	92.9%

Six Months Ended June 30, 2008

General	$1,007.0	$127.1	$8.7	$1,142.9	$734.0	$262.7	$996.7	$146.1	97.4%
Mortgage	296.7	42.9	6.3	346.1	554.5	54.6	609.2	(263.1)	203.2
Title	333.7	12.8	-	346.4	23.0	340.7	363.7	(17.2)	108.8
Other	44.7	5.4	2.4	52.5	22.2	24.2	46.5	6.0	-
Consolidated	$1,682.2	$188.4	$17.4	$1,888.1	$1,333.9	$682.3	$2,016.2	$(128.1)	118.4%

Six Months Ended June 30, 2007

General	$1,061.9	$127.5	$12.5	$1,202.0	$700.3	$289.8	$990.2	$211.7	91.2%
Mortgage	243.0	37.9	5.3	286.4	146.5	54.6	201.2	85.1	80.6
Title	439.6	13.5	.5	453.7	27.1	422.2	449.4	4.3	101.9
Other	38.4	6.2	3.0	47.6	17.2	25.1	42.4	5.2	-
Consolidated	$1,783.0	$185.2	$21.5	$1,989.8	$891.4	$791.9	$1,683.3	$306.5	92.5%

Fiscal Twelve Months Ended June 30, 2008

General	$2,100.2	$260.5	$18.2	$2,379.0	$1,495.1	$531.4	$2,026.5	$352.4	94.9%
Mortgage	572.0	84.0	12.0	668.0	1,023.8	102.9	1,126.8	(458.7)	194.9
Title	744.8	26.6	(0.1)	771.2	51.8	755.7	807.6	(36.3)	108.2
Other	83.3	11.9	5.2	100.5	37.9	46.6	84.6	15.9	-
Consolidated	$3,500.4	$383.1	$35.3	$3,918.8	$2,608.7	$1,436.8	$4,045.5	$(126.6)	114.1%

Fiscal Twelve Months Ended June 30, 2007

General	$2,031.0	$242.4	$18.7	$2,292.2	$1,347.8	$533.3	$1,881.1	$411.1	91.2%
Mortgage	468.1	75.4	10.5	554.0	254.9	109.2	364.2	189.7	75.6
Title	918.8	27.2	.8	946.8	55.1	876.0	931.2	15.6	101.1
Other	73.3	16.4	5.9	95.7	33.7	53.5	87.3	8.4	-
Consolidated	$3,491.3	$361.5	$36.0	$3,888.9	$1,691.6	$1,572.2	$3,263.9	$625.0	91.9%

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Old Republic International Corporation
Add 10

Old Republic International Corporation
Segmented Operating Statistics

Quarters Ended	Six Months Ended	Fiscal Twelve Months Ended
June 30,	June 30,	June 30,
	2008	2007	2008	2007	2008	2007
General Insurance:
Benefits and claims ratio	76.0%	67.3%	72.9%	66.0%	71.2%	66.4%
Expense ratio	24.5	23.6	24.5	25.2	23.7	24.8
Composite ratio	100.5%	90.9%	97.4%	91.2%	94.9%	91.2%
Paid loss ratio	76.2%	53.6%	69.7%	53.6%	63.2%	52.1%	(b)

Mortgage Guaranty:
New insurance written:
Traditional Primary	$ 5,986.0	$ 7,156.7	$ 13,852.9	$ 11,775.5	$ 33,919.2	$ 20,609.4
Bulk	-	4,551.1	3.5	8,486.9	2,317.0	17,964.7
Other	231.5	69.6	712.6	246.7	1,367.4	689.7
Total	$ 6,217.5	$ 11,777.6	$ 14,569.1	$ 20,509.2	$ 37,603.7	$ 39,263.9

Risk in force:
Traditional Primary					$ 20,254.2	$ 15,392.1
Bulk					2,204.1	2,607.6
Other					478.1	543.5
Total					$ 22,936.6	$ 18,543.3
By loan type:
Traditional Primary:
Fixed rate					95.2%	93.3%
Adjustable rate					4.8%	6.7%
Bulk:
Fixed rate					73.0%	69.0%
Adjustable rate					27.0%	31.0%
Balance Sheet Leverage Ratios (c):
Risk to Capital					16.4:1	9.9:1
Total Financial Resources Risk					10.9%	12.0%
Earned premiums:
Direct	$ 176.4	$ 147.5	$ 350.7	$ 286.7	$ 676.6	$ 552.6
Net	$ 149.1	$ 125.0	$ 296.7	$ 243.0	$ 572.0	$ 468.1
Persistency:
Traditional Primary					79.9%	74.7%
Bulk					81.4%	66.5%
Delinquency ratio:
Traditional Primary					6.92%	4.36%
Bulk					11.29%	3.71%
Claims ratio	192.5%	65.9%	186.9%	60.3%	179.0%	54.5%
Expense ratio	16.2	19.8	16.3	20.3	15.9	21.1
Composite ratio	208.7%	85.7%	203.2%	80.6%	194.9%	75.6%
Paid loss ratio	60.0%	37.0%	57.5%	36.2%	53.0%	35.6%

Title Insurance:
Direct orders opened	65,010	82,980	135,610	169,419	269,983	338,633
Direct orders closed	50,333	62,728	97,814	123,652	198,150	256,736
Reserves to paid loss ratio (d)					6.0:1	6.8:1
Claims ratio	6.8%	6.4%	6.9%	6.2%	7.0%	6.0%
Expense ratio	99.4	94.7	101.9	95.7	101.2	95.1
Composite ratio	106.2%	101.1%	108.8%	101.9%	108.2%	101.1%
Paid loss ratio	8.1%	6.1%	7.9%	7.7%	7.5%	6.3%

Consolidated:
Benefits and claims ratio	82.0%	51.4%	79.3%	50.0%	74.5%	48.5%
Expense ratio	39.1	41.5	39.1	42.5	39.6	43.4
Composite ratio	121.1%	92.9%	118.4%	92.5%	114.1%	91.9%
Paid loss ratio	58.9%	39.3%	55.0%	39.7%	49.2%	37.7%	(b)

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Old Republic International Corporation
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Notes to Accompanying Financial Summaries
($ in Millions, Except Share Data)
(a) All per share statistics herein have been adjusted to reflect all stock dividends or splits declared through June 30, 2008.
(b) Excludes the effect of a casualty book of business acquired in the final quarter of 2006.
(c)  The Risk to Capital Ratio relates the company’s total mortgage guaranty risk in force to its adjusted statutory capital which combines the statutory capital amounts and the claim contingency reserve established to cover excessive claim costs over time. This measure does not, however, capture the value of all other amounts available to pay claims, specifically the claims and unearned premium reserves that have been set aside to provide for future claim payments. Combining these reserves with the Company’s adjusted statutory capital, and comparing the resulting total to the risk in force produces a Financial Resources to Risk Ratio. In management’s opinion this last ratio is conceptually similar to banking institutions’ capital to assets leverage ratio, wherein the non-balance sheet value of mortgage guaranty risk in force is indicative of both maximum risk and the basis upon which future premium revenues will be derived.

(d)  The Title Reserves to Paid Losses Ratio represents average paid losses for the most recent five years divided into claim reserves at the end of any one year or interim period. The higher this ratio, the greater is a title insurer’s ability to meet obligations to its assureds.

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Old Republic International Corporation
Add 12

Safe Harbor Statement
Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company’s reports, press releases, and conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government-sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company’s risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company’s 2007 Form 10-K annual report to the Securities and Exchange Commission, which Item is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com